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                                                                  EXHIBIT 10.6.2


                             AMENDMENT NO. 2 TO THE

           REXENE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         Pursuant to the provisions of Section 9.1 thereof, the Rexene Corporation Supplemental Executive Retirement Plan (the "Plan") is hereby amended in the following respects only:

         FIRST: Subsection 1.2(d)(v) of the Plan is hereby amended by restatement in its entirety to read as follows:

                          (v) material failure to follow or comply with the reasonable and lawful directives of the Continuing Directors (as defined below) or the written policies of the Employer.

         SECOND: Subsection 1.2(e)(ii) of the Plan is hereby amended by restatement in its entirety to read as follows:

                          (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 15% or more of Rexene's then outstanding common stock or 15% or more of the voting power of Rexene's then outstanding securities entitled generally to vote for the election of Directors;

         THIRD: Subsection 1.2(i) of the Plan is hereby deleted in its entirety.

         FOURTH: Subsection 5.3(b) of the Plan is hereby amended by restatement in its entirety to read as follows:

                 (b) effective on and after the date of a Change in Control, for purposes of Section 3.2, the Credited Service of a Participant who is an Employee as of the date of such Change in Control and who has not yet attained his Normal Retirement Date

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         shall be equal to the Credited Service such Participant would have if he remained an Employee eligible to participate in the Plan until his Normal Retirement Date.

         FIFTH: The third sentence of Section 9.1 of the Plan is hereby amended by restatement in its entirety to read as follows:

         Any provision of this Plan to the contrary notwithstanding: (i) no amendment to or termination of this Plan shall reduce or eliminate the Employer's obligation for the payment of benefits accrued under this Plan as of the date of such amendment or termination, without the consent of the affected Participant; and (ii) effective upon a Change in Control, this Plan may not be terminated or amended in any manner for a period of two years following such Change in Control without the written consent of a majority of the Participants, provided however that no such amendment or termination shall be effective with respect to a Participant without the written consent of such Participant (or his beneficiary with respect to a deceased Participant) if such amendment or termination adversely affects the rights of such Participant (or his beneficiary with respect to a deceased Participant) with respect to his benefit hereunder.

         IN WITNESS WHEREOF, this Amendment has been executed this 26th day of July, 1996 to be effective immediately.

                                         REXENE CORPORATION



                                         By /s/ Bernard J. McNamee
                                           ----------------------------------
                                           Title: Executive Vice President





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